UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) : January 17, 2001

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                     0-27148                13-3690261
     ---------------------      ----------------------        ----------
 (State of other jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                 Identification Number)

                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 544-0155

ITEM 5.  Other Events

     In January 2001, New World Coffee - Manhattan Bagel, Inc. (the "Company") entered into a series of transactions with investors, the purpose of which was to obtain financing for the purchase of certain 7.5% subordinated convertible debentures due in June 2004 (the "Bonds") of Einstein/Noah Bagel Corporation ("Einstein").

     In January 2001, the Company determined to create a new class of Preferred Stock entitled Series F Preferred Stock ("Series F Preferred Stock") and sell the same to Halpern Denny III, L.P. ("Halpern Denny"). A copy of the Certificate of Designation, Rights and Preferences of Series F Preferred Stock ("Certificate of Designation") is annexed hereto as Exhibit 99.2. On or about January 22, 2001, the Company consummated a sale of 20,000 shares of its authorized but unissued Series F Preferred Stock to Halpern Denny in exchange for the sum of $20 million. And at such time the Company entered into a Series F Preferred Stock and Warrant Purchase Agreement with Halpern Denny, a copy of which is annexed hereto as Exhibit 99.1 (the "Series F Purchase Agreement").

     The Series F Preferred Stock accrues dividends payable in shares of Series F Preferred Stock at the rate of 16% per annum for the first year, which rate increases semi-annually thereafter at the rate of 2% per annum. The Series F Preferred Stock, including accrued dividends, is redeemable at such time as there is a combination between the Company and Einstein or three years from the date of issue, whichever is sooner. If a redemption takes place prior to the end of such three-year period, the Company is entitled to redeem the Series F Preferred Stock by issuing subordinated senior notes (the "Notes"), in form annexed hereto as Exhibit 99.3, to the holder of the Series F Preferred Stock. The Notes would bear interest at a rate comparable to the dividend rate under the Series F Preferred Stock and are due and payable three years from the date of the initial issuance of the Series F Preferred Stock (namely January 22,
2004).

     In connection with the Series F Purchase Agreement, the Company issued Halpern Denny a warrant to purchase 8,484,112 shares of the Company's common stock at an exercise price of $0.01 per share. The Series F Purchase Agreement provides that for so long as the Series F Preferred Stock has not been redeemed for cash (including payment of the Notes, if any), or until there is a combination between the Company and Einstein and a redemption of the Series F Preferred Stock, including delivery of the Notes (but not payment of the same), Halpern Denny shall receive additional warrants equal to 1.5% of the fully diluted common stock of the Company (excepting certain options and warrants) on January 22, 2002 and on each succeeding June 30 and December 31. This warrant has a term of five years. The warrant further provides that it would be exercisable for additional shares under certain events, as set forth in the warrant. A copy of the form of warrant issued to Halpern Denny is annexed hereto as Exhibit 99.4.

     The Certificate of Designation of the Series F Preferred Stock provides so long as any shares of Series F Preferred Stock remain outstanding, the Company may not, without the vote or written consent by the holders of at least 67% of the then outstanding shares of the Series F Preferred Stock, voting together as a single class:

          (i) amend or repeal any provision of the Company's Certificate of Incorporation or By-Laws in a manner which materially and adversely affects the rights and preferences of the holders of Series F Preferred Stock;

          (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with the Series F Preferred Stock;

          (iii) pay or declare any dividend on any other type or class of securities, other than a dividend payable in Common Stock or rights;

          (iv) repurchase or redeem any shares of capital stock of the Company other than the redemption of the Series F Preferred Stock;

          (v) authorize (i) a sale of any material asset of a value in excess of $1,000,000 of the Company or any subsidiary or subsidiaries of the Company,
     (ii) a sale of any substantial portion of the assets of the Company or any subsidiary or subsidiaries (other than sales of stores owned by the Company or its subsidiaries) or (iii) a recapitalization or reorganization of the Company or any subsidiary or subsidiaries of the Company (other than stock splits, combinations and/or dividends);

          (vi) take any action that results in the Company or any subsidiary or subsidiaries of the Company incurring or assuming more than $1,000,000 of funded indebtedness (other than borrowings of up to $17,119,848 by the Company for funded debt, either on an individual or accumulative basis except (A) that the Company may obtain substitute financings for its existing line of credit on similar terms from a substitute lender up to the outstanding loan balance on the existing line of credit on the date of such substitution, and (B) as contemplated by the Series F Purchase Agreement;

          (vii) effect any change of control event, except as contemplated by the Series F Purchase Agreement and the Exchange Agreement (as hereinafter defined);

          (viii) effect (i) an acquisition of another corporation or other entity, or a unit or business group of another corporation or entity, by merger or otherwise, except as contemplated by the Series F Purchase Agreement and the Exchange Agreement or (ii) the purchase of all or substantially all of the capital stock, other equity interests or assets of any other entity or person, except as contemplated in the Series F Purchase Agreement and the Exchange Agreement;

          (ix) increase the number of directors of the Board of Directors of the Company except as contemplated in the Series F Purchase Agreement and the Exchange Agreement;

          (x) effect or allow fundamental change in the nature of the Company's business;

          (xi)   otherwise   materially   affect  the  rights,   privileges  and
     preferences of the holders of the Series F Preferred Stock; or

          (xii) effect any change of the executive officers of the Company.

     Under the Certificate of Designation, the holders of Series F Preferred Stock, except as otherwise required under the laws of Delaware or as set forth in the Certificate of Designation, are not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     Under the Certificate of Designation the majority of the then outstanding Series F Preferred Stock, voting or consenting, as the case may be, as one class, will be entitled to elect up to four directors (the "Series F Directors").

     If (i) dividends on the Series F Preferred Stock are in arrears and unpaid for any quarterly period, which failure to pay continues for a period of thirty
(30) days; or (ii) the Company fails to discharge any redemption obligation with respect to the Series F Preferred Stock and such failure continues more than 90 days following a mandatory redemption date, then (A) the number of members comprising the Company's board of directors will automatically increase by such number so that such additional directors (but including the board seats elected by the holders of Series F Preferred Stock) constitutes not less than 50% of the board of directors of the Company and (B) the holders of the majority of the then outstanding Series F Preferred Stock, voting or consenting, as the case may be, as one class, will be entitled to elect directors to the board of directors to fill the vacancies created by such increase, provided that such directors are designated equally by (A) Halpern Denny on the one hand, and (B) the Company and BET on the other hand. Such voting rights will continue until such time as, in the case of a dividend default, all dividends in arrears on the Series F Preferred Stock are paid in full and, in the case of the failure to redeem, until payment of the Redemption Price in cash or until the Notes are delivered, at which time the term of the directors elected on such default will terminate.

     The Company may not modify, change, affect or amend its Certificate of Incorporation or the Certificate of Designation to increase the authorized Series F Preferred Stock, without the affirmative vote or consent of holders of at least a 67% of the shares of Series F Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

     BET and Brookwood had invested the sum of $15 million for substantially the same purpose as that contemplated by the Series F Purchase Agreement, which investment was made in August 2000, and BET and Brookwood were then holding Series D Preferred Stock which had a right to approve the creation of the Series F Preferred Stock. Therefore, the Company considered it appropriate to restructure the investment documents relating to the August 2000 investment by BET and Brookwood. Accordingly, the Company, BET and Brookwood entered into an Exchange Agreement, a copy of which is annexed hereto as Exhibit 99.7, whereby they exchanged all of their outstanding Series D Preferred Stock, including accrued but unpaid dividends (all of which were retired) for a total of 16,398.33 shares of Series F Preferred Stock. The closing of the exchange of Series F Preferred Stock for the Series D Preferred Stock took place on or about January 22, 2001. BET and Brookwood also exchanged the warrants received by them in August 2000 for warrants to purchase an aggregate of 6,526,356 shares of common stock of the Company. The form of these warrants is substantially identical to the form of the warrant issued to Halpern Denny including the provisions thereof relating to the increase of the warrant shares, except that the semi-annual increases are an aggregate of 1.154% of the fully diluted common stock of the Company (excepting certain options and warrants).

     In connection with the Series F Purchase Agreement and the Exchange Agreement, the parties entered into an Amended and Restated Registration Rights Agreement a copy of which is annexed hereto as Exhibit 99.5. In addition, the parties entered into a Stockholders Agreement, a copy of which is annexed hereto as Exhibit 99.6, which relates principally to the composition of the Board of Directors of the Company. Pursuant to the terms of the Stockholders Agreement, the Company will have a Board of Directors consisting of nine members. BET is entitled to designate one (1) member to the Board of Directors. Brookwood is entitled to designate one (1) member of the Board of Directors until such time as its Series F Preferred Stock, including any Notes issued upon redemption thereof, have been paid for in full. Halpern Denny is entitled to designate two members to the Board of Directors (and has designated one as of this time) until such time as its Series F Preferred Stock , including any Notes issued upon redemption thereof, have been paid in full, at which time it shall be allowed to designate one director, which right will be continue until such time as it owns less than 2% of the outstanding common stock of the Company. The Stockholders Agreement provides that should Halpern Denny designate a second member to the Board of Directors, the management may designate an additional member to the Board of Directors bringing the total membership of the Board of Directors to nine persons. The Stockholders Agreement further provides that if the combination between the Company and Einstein is not accomplished within 12 months from the date of closing, and if its Board of Directors is not then controlled or scheduled to be controlled by the Company, such additional designee of management shall be withdrawn. The Stockholders Agreement also contains provisions giving Halpern Denny, BET and Brookwood certain rights of first refusal to provide financing and certain co-sale rights for the common stock they may purchase upon exercise of their warrants.

     Also in connection with the Series F Purchase Agreement and the Exchange Agreement, The Company amended its bylaws to provide (a) for a Board of Directors composed of nine members and (b) to provide that any filing by the Company under the United States Bankruptcy Code shall require the approval of 75% of the full Board of Directors. Copies of these amendments are annexed hereto as Exhibit 99.12.

     On or about January 17, 2001, the Company entered into the Bond Purchase Agreement (the "Bond Purchase Agreement") with Greenlight Capital, L.P. Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. (the "Greenlight Entities") a copy of which is annexed hereto as Exhibit 99.8.
Pursuant to the Bond Purchase Agreement, the Greenlight Entities formed a limited liability company ("Bondco") and funded the same with $10 million for the purchase of Bonds. The Company is the exclusive manager of Bondco. At such time as there is a combination of the Company with Einstein, Bondco may sell its Bonds and the Company will share in the profits or exclusively bear the losses in relation thereto, based upon an agreed to accretion in the Greenlight Entities' investment. Alternatively, Bondco may retain its Bonds or securities issued in lieu thereof or may sell the same to the Company in exchange for a newly created Class of Series E Preferred Stock. The Certificate of Designation of the Series E Preferred Stock is annexed hereto as Exhibit 99.9. The Series E Preferred Stock provides for the payment of dividends at the rate of 15% per annum increasing by 2% each 6 months after the first year following the initial investment by the Greenlight Entities. These dividends are payable in Series E Preferred Stock. The Series E Preferred Stock, if issued, shall be redeemed three years from the date of the investment in Bondco by the Greenlight Entities.

     In connection with the Bond Purchase Agreement, the Company issued the Greenlight Entities warrants to purchase an aggregate of 4,242,056 shares of the Company's common stock at $0.01 per share. The Bond Purchase Agreement provides that for so long as there has not been a combination between the Company and Einstein, or there has been a combination but the Series E Preferred Stock was not issued to the Greenlight Entities, or the Series E Preferred Stock was issued but has not been redeemed, the Greenlight Entities shall receive additional warrants equal to 0.9375% of at the fully diluted common stock of the Company (excepting certain options and warrants) on January 17, 2002 and at the beginning of each succeeding three month period. This warrant has a term of five years. In addition, warrants for an additional 1.5% of the fully diluted common stock shall be issued at such time as the Series F Preferred Stock is redeemed. The form of the warrants is annexed hereto as Exhibit 99.10. The Company and the Greenlight Entities entered into a registration rights agreement relating to the shares purchasable under the warrants in the form annexed hereto as Exhibit 99.11.

     The Company used the proceeds from the initial financing by BET and Brookwood, and the financings with Halpern Denny and the Greenlight entities to purchase Bonds. At the present time, the Company approximately $62 million face amount of Bonds representing approximately 50% of the issued and outstanding Bonds. The Company is continuing its efforts in the Einstein bankruptcy proceeding. There can be no assurance as to the outcome of such proceeding, or to events which may occur after such proceeding.

ITEM 7.  Exhibits

         The following Exhibits are hereby filed with this Form 8-K.

Exhibit

99.1 Series F Preferred Stock and Warrant Purchase Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood.

99.2 Certificate of Designation, Preferences and Rights of Series F Preferred Stock as filed with the Delaware Secretary of State on January 18, 2001.

99.3              Form of Note issuable to Halpern Denny, BET and Brookwood.

99.4 Form of Common Stock Purchase Warrant issued to Halpern Denny, BET and Brookwood.

99.5 Amended and Restated Registration Rights Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood.

99.6 Stockholders Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood.

99.7 Exchange Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood.

99.8 Bond Purchase Agreement dated as of January 17, 2001, by and among the Company, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd.

99.9 Form of Certificate of Designation, Preferences and Rights of Series E Preferred Stock.

99.10 Form of Common Stock Purchase Warrant issued to Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd.

99.11 Registration Rights Agreement dated as of January 17, 2001, by and among the Company, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd.

99.12             Amendments to By-Laws.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NEW WORLD COFFEE -
                                                MANHATTAN BAGEL, INC.


                                             By: /s/ Jerold E. Novack
                                                 --------------------
                                                 JEROLD E. NOVACK
                                                 Chief Financial Officer